SUBLEASE AGREEMENT

by and between

SURVEYMONKEY.COM, LLC

as Sublessor

and

PAULSON INVESTMENT COMPANY, INC.

as Sublessee

Dated as of March 21, 2013

SUBLEASE AGREEMENT

This Sublease, signed and entered into as of the 1st day of May 2013, is by and between **SURVEYMONKEY.COM, LLC**, a Delaware limited liability company ("Sublessor"), and **PAULSON INVESTMENT COMPANY, INC.**, an Oregon corporation ("Sublessee").

RECITALS

A. WHEREAS, by that certain Office Lease dated May 13, 2009 (the "**Master Lease**"), Block One LLC ("**Master Lessor**") leased to Sublessor approximately 4,359 rentable square feet (the "**Premises**") in the building commonly known as the Lovejoy Building located at 1331 NW Lovejoy Street, Portland, Oregon 97209 (the "**Building**");

B. WHEREAS, Sublessee has agreed to sublet from Sublessor the Premises; and

C. WHEREAS, the parties desire to enter into this Sublease to define their respective rights, duties, and obligations relating to the Premises.

NOW, THEREFORE, Sublessor and Sublessee, for and in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each with the intent to be legally bound, for themselves and their respective successors and assigns, agree as follows:

SECTION 1. SUBLEASE

Sublessor hereby subleases the Premises to Sublessee, and Sublessee hereby subleases the same from Sublessor, on the terms and conditions set forth herein.

SECTION 2. MASTER LEASE

A true copy of the Master Lease, including all amendments and/or addenda thereto, is attached hereto as Exhibit B. Sublessee acknowledges that it has read and is familiar with the terms of the Master Lease and agrees to take the Premises subject to all the terms and conditions of the Master Lease and to use the Premises within the restrictions provided therein. Where not expressly inconsistent with the terms hereof and except as otherwise stated herein to the contrary, this Sublease shall be subject and subordinate to all of the terms and conditions contained in the Master Lease, which are hereby incorporated into this Sublease by this reference, and shall be binding upon Sublessee to the same extent as if Sublessee were named as "Tenant" and Sublessor as "Landlord" under the Master Lease. The foregoing notwithstanding, the following specific provisions of the Master Lease shall not apply to this Sublease and shall not be binding on Sublessor and Sublessee as if they were the "Landlord" and "Tenant" under the Master Lease: Paragraphs B. through L. of Article 4 and all of Articles 32 and 33.

SECTION 3. SUBLEASE TERM

The term of this Sublease (**"Term"**) shall commence on April 1, 2013 (the **"Commencement Date"**) and shall expire December 31, 2014, unless sooner terminated pursuant to the terms hereof. If for any reason the term of the Master Lease is terminated prior to the expiration of this Sublease, this Sublease and the Term shall thereupon terminate.

SECTION 4. RENT; SECURITY DEPOSIT

4.1 Rent. Sublessee shall pay monthly rent to Sublessor in the amount of Six Thousand Nine Hundred and 75/100 Dollars ($6,901.75) for the months of June 2013 through December 31, 2014. There shall be no monthly rent payable for the months of April, and May, 2013. Rent shall be payable in advance on the first day of each calendar month throughout the Sublease term without notice or grace period. All rents shall be paid without deduction or set off of any kind, at the address of Sublessor set forth herein or to such other address as Sublessor may designate in writing to Sublessee.

4.2 Security Deposit. Sublessor acknowledges that Sublessee has provided to Sublessor prior to the execution of this Sublease a cash deposit in the amount of Six Thousand Nine Hundred and 75/100 Dollars ($6,901.75) as security for Sublessee's faithful performance of Sublessee's obligations hereunder (**"Security Deposit"**). Sublessor shall have the right to draw upon said Security Deposit upon the failure of Sublessee to pay to Sublessor when due rent or other charges after ten (10) days written notice. In the event Sublessor draws upon the Security Deposit, Sublessee shall replenish the amount deposited within ten (10) days after demand is made by Sublessor for such replenishment. If Sublessee performs all of Sublessee's obligations hereunder, then Sublessor shall return the Security Deposit to Sublessee following the termination of this Sublease, to the extent it has not been drawn upon by Sublessor in accordance with this Section 4.2.

SECTION 5. CONDITION OF SUBLEASED PREMISES; ALTERATIONS

5.1 Alterations. Sublessee accepts the Premises AS IS as of the date of execution, subject to Sublessor patching the holes in the reception area and conference room walls at its sole cost and expense. Sublessee acknowledges and agrees that neither Sublessor, nor Master Lessor has undertaken any obligation to make or agreed to make any alteration or improvements to the Premises for Sublessee's use or occupancy thereof. If Sublessee desires to alter or improve the Premises in any way, Sublessee shall first obtain Sublessor's, and Master Lessor's prior written consent to any such alteration or improvement. Any such alterations or improvements shall be made, and shall be removed from the Premises and the Premises restored at the end of the term hereof, in accordance with the Master Lease. Sublessee shall be fully responsible for and shall assume all risk of loss of its personal property, furniture, fixtures, equipment, and furnishings in the Premises, except for loss caused by gross negligence or willful misconduct of Sublessor.

5.3 Low-Voltage Wiring. Sublessee shall complete, at the sole cost and expense of Sublessee, (i) all modifications and additions to existing low-voltage wiring in the Premises to accommodate Sublessee's computer network and telecommunications needs

during the Term, and (ii) the removal of low-voltage wiring modifications and additions at the end of the Term. Notwithstanding the foregoing, Sublessee shall not be responsible for removal of Sublessor's existing wiring that is currently in the Premises.

SECTION 6. REPAIRS AND MAINTENANCE

Any repair and maintenance obligations with respect to the Premises, which are the responsibility of Sublessor as tenant under the Master Lease, shall be performed by Sublessee at Sublessee's sole cost and expense, except the repair and maintenance obligations that exist prior to the Commencement Date, which shall remain the responsibility of the Sublessor and which may include, but shall not be limited to, holes in the walls from Sublessor's prior cabinetry installations, televisions and artwork, as well as damage to the paint and floor coverings that may exist currently and through the Commencement Date. Sublessor shall have no liability to Sublessee for Master Lessor's failure to make any repairs required of it under the Master Lease.

SECTION 7. UTILITIES AND SERVICES

Sublessee shall be entitled to all those services and utilities which Master Lessor is required to provide under the terms of the Master Lease. Sublessee shall look solely to Master Lessor for the provision of such services and utilities, and Sublessor shall not be responsible for Master Lessor's failure to provide the same. Despite the foregoing, upon Sublessee's written request to Sublessor to do so, Sublessor shall use commercially reasonable efforts, as reasonably indicated under the circumstances, to secure such performance by Master Lessor of the Master Lease.

SECTION 8. INSURANCE

Sublessee shall maintain the insurance required under the Master Lease with respect to the Premises and shall name both Sublessor and Master Lessor as additional insureds on such policies. Sublessee shall provide copies of all insurance policies, certificates, or renewals as required under the Master Lease to Sublessor and to Master Lessor.

SECTION 9. ASSIGNMENT AND SUBLETTING

Sublessee shall not have the right to assign or sublet the Premises, in whole or in part, without the prior written consent of Sublessor (such consent not to be unreasonably withheld, conditioned or delayed); provided any such assignment or subletting (i) shall be subject to the terms of the Master Lease, and (ii) shall be subject to Master Lessor's approval as provided in the Master Lease. In the event Sublessee sublets the Premises, any rent it receives in excess of the rent it pays pursuant to this Sublease shall be apportioned 50/50 between Sublessee and Sublessor.

SECTION 10. PARKING

Sublessee may request that Sublessor obtain up to eight (8) parking spaces in the Building for use by Sublessee. Upon such request, (i) to the extent such spaces are available and (ii) provided Sublessor has the right to obtain such spaces under the Master Lease, Sublessor shall use commercially reasonable efforts to obtain the same on behalf of

Sublessee until further notice from Sublessee or until the same are no longer available. Sublessor will, upon Sublessee's request, obtain or provide up to eight (8) parking passes for the parking area in the Building for Sublessee's use. All monthly costs incurred by Sublessor in obtaining such parking passes or spaces shall be paid in advance by Sublessee to Sublessor as additional rent hereunder.

SECTION 11. DEFAULT

If Sublessee fails to perform any obligation under this Sublease, Sublessor shall have all rights and remedies allowed to Master Lessor under the Master Lease. Without limiting the generality of the foregoing, Sublessor retains the right to remove Sublessee from the Premises and to retake possession of the Premises as tenant under the Master Lease in the event Sublessee "Defaults" hereunder, as defined in the Master Lease.

SECTION 12. LIMITATIONS ON SUBLESSOR'S LIABILITY

12.1 Representations and Warranties. Except as otherwise specifically set forth herein: (i) Sublessee acknowledges that Sublessor has made no representations or warranties with respect to the Building or the Premises, (ii) Sublessee accepts the Premises in "as is" condition, subject to Sublessor's repair, maintenance and restoration responsibilities in Section 6, and (iii) prior to the Commencement Date, Sublessor shall have paid the Master Lessor any and all required fees or deposits required to be paid by Sublessor in the Master Lease or any Landlord consent forms.

12.2 Successor Liability. If Sublessor assigns its leasehold estate in the Premises, Sublessor shall have no obligation to Sublessee that arises after that assignment. Sublessee shall then recognize Sublessor's assignee as Sublessor under this Sublease.

12.3 Master Lessor's Performance. Except as otherwise specifically set forth herein, Sublessor shall not be required to perform any of the obligations of Master Lessor under the Master Lease, and insofar as any of the obligations of Sublessor hereunder are required to be performed under the Master Lease by Master Lessor thereunder, Sublessee shall rely on and look solely to Master Lessor for the performance thereof. Any covenants, representations, or other undertakings of Master Lessor under the Master Lease shall not be deemed to be made by, or otherwise constitute obligations of, Sublessor under this Sublease. If Master Lessor shall default in the performance of any of its obligations under the Master Lease pertaining to the Premises, Sublessee shall have the right, at Sublessee's expense and upon prior notice to Sublessor, and in the name of Sublessor, to make any demand or institute any action or proceeding, in accordance with and not contrary to any provision of the Master Lease, against Master Lessor under the Master Lease for the enforcement of Master Lessor's obligations thereunder. Despite the foregoing, upon Sublessee's written request to Sublessor to do so, Sublessor shall use commercially reasonable efforts, as reasonably indicated under the circumstances, to secure such performance by Master Lessor of the Master Lease. Sublessee shall indemnify, defend, protect, and hold harmless Sublessor, its partners, directors, employees, and agents, from and against any suit, action, cost, expense, damage, or liability which arises out of or results from, or is alleged to arise out of or result from, Sublessee's exercise of its rights under this subparagraph.

12.4 Indemnity. Sublessee hereby agrees to indemnify, defend, protect, and hold harmless Sublessor, its partners, directors, employees, and agents, from and against any and all losses, liabilities, claims, costs, and expenses, including reasonable attorney fees (collectively, the "**Claims**"), arising out of or in any way related to (i) Sublessee's failure to perform its obligations under this Sublease, (ii) the Premises, (iii) any breach of the Master Lease caused by Sublessee, (iv) any hold over in the Premises after expiration or earlier termination of this Sublease or the Master Lease (such obligation shall include, without limitation, reimbursing to Sublessor any hold over rent that it is obligated to pay to Master Lessor to the extent in excess of the hold over rent that Sublessee is obligated to pay hereunder) or (v) the acts or omissions of Sublessee or its agents, employees, contractors, customers, or invitees, but only to the extent such Claims have not been caused by Sublessor's negligent acts or omissions in breach of this Sublease.

SECTION 13. SUBORDINATION

This Sublease shall be subject and subordinate to the Master Lease, to any mortgage or deed of trust thereon or on the fee simple interest in the Building or the land on which the Building is located, and to any ground lease of such land.

SECTION 14. NOTICES

All notices given pursuant to the provisions of this Sublease shall be in writing and sent by registered or certified mail, return receipt requested, or by a nationally recognized overnight delivery service, or hand delivered, to the following address:

To Sublessee:	Prior to Commencement Date: Paulson Investment Company, Inc. 811 SW Naito Parkway, Suite 300 Portland, OR 97204
	After Commencement Date: Premises Address
To Sublessor:	SurveyMonkey.com, LLC Attn: Legal Department 285 Hamilton Avenue, Suite 500 Palo Alto, CA 94301

SECTION 15. BROKERS

Sublessee represents that Sublessee has dealt only with Kidder Mathews (whose commission shall be paid by Sublessor pursuant to a separate agreement) as broker, agent or finder in connection with this Sublease and agrees to indemnify and hold Sublessor and Master Lessor harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Sublessee has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Sublessee or the negotiation with

Sublessee of this Sublease. Sublessor represents that Sublessor has not dealt with any broker, agent or finder in connection with this Sublease, and agrees to indemnify and hold Sublessee and Master Lessor harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any broker, agent or finder with whom Sublessor has dealt for any commission or fee alleged to be due in connection with its participation in the marketing of the Premises, procurement of Sublessee or the negotiation with Sublessee of this Sublease.

SECTION 16. MISCELLANEOUS PROVISIONS

16.1 Attorneys' Fees. In the event of any action to enforce this Sublease, for interpretation or construction hereof, or on account of any breach or default hereunder, including, without limitation, any proceeding under the U.S. Bankruptcy Code, the prevailing party in such action shall be entitled to recover from the other party, in addition to all other relief, all reasonable costs and attorney fees incurred by the prevailing party in connection with such action, including, but not limited to, any trial, arbitration, or appeal thereof .

16.2 Time is of the Essence. The times set forth in this Sublease and in the Master Lease for the curing of Defaults (as made applicable to Sublessee by this Sublease) are of the essence of this Sublease.

16.3 Construction. This Sublease shall be governed by and construed in accordance with the laws of the State of Oregon, and shall not be interpreted for or against either party as a result of the drafting hereof. The captions appearing in this Sublease are not to be construed as interpretations of the text, but are inserted only for the convenience and reference of the reader. The use of the singular in this Sublease includes the plural, and the use of the plural includes the singular. The use of one gender form includes the other genders. All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Master Lease.

16.4 Integration and Modifications. This Sublease is the entire, final, and complete agreement of the parties with respect to the matter set forth in this Sublease, and supersedes and replaces all prior written and oral agreements between the parties or their representatives with respect to such matters. This Sublease may not be modified except by endorsement in writing attached to this Sublease dated and signed by the parties.

16.5 Binding Effect; Joint and Several Liability. Subject to the provisions of Section 9 hereof, this Sublease shall bind and inure to the benefit of the parties hereto, as well as their respective successors and assigns. Each individual that executes this Sublease on behalf of Sublessee shall be jointly and severally liable for all obligations hereunder.

16.6 Severability. If any provision of this Sublease shall be found invalid or unenforceable, such provision shall be ineffective and shall not invalidate the remaining portions of this Sublease.

16.7 Quiet Enjoyment. So long as Sublessee has not breached any term of this

Sublease, Sublessor shall not affect Sublessee's right to peaceably and quietly have, hold and enjoy the Premises on the terms and conditions set forth herein.

SECTION 17. CONSENT TO SUBLEASE BY MASTER LESSOR

This Sublease shall not become operative unless and until Master Lessor has given to Sublessor its consent hereto. Sublessor shall not be responsible for Master Lessor's failure to consent to this Sublease. Should Master Lessor not consent to this Sublease, each party shall be released from all obligations with respect hereto and neither party shall have any further rights at law or in equity with respect to this Sublease.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.

SUBLESSOR:

SURVEYMONKEY.COM, LLC
a Delaware limited liability company

By: ______________________
Name: TIM MALY
Title: SVP, BUSINESS OPS & FINANCE

SUBLESSEE:

PAULSON INVESTMENT COMPANY, INC.
an Oregon corporation

By: [signature]
Name: Trent Davis
Title: CEO

EXHIBIT A

Depiction of Subleased Premises

EXHIBIT B

Copy of Master Lease